EXHIBIT 33.1
Certification Regarding Compliance with Applicable Servicing Criteria

1.
FIA Card Services, National Association (“the Asserting Party”), for itself and on behalf of its affiliated servicing participants, is responsible for assessing compliance as of June 30, 2013 and for the period from July 1, 2012 through June 30, 2013 (the “Reporting Period”), with the servicing criteria applicable to the Asserting Party under paragraph (d) of Item 1122 of Regulation AB, as set forth in Appendix A hereto (such servicing criteria, excluding the criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto, the “Applicable Servicing Criteria”).  The transactions covered by this report include all asset-backed securities transactions backed by credit card receivables issued by the BA Credit Card Trust on or before June 30, 2013, for which transactions the Asserting Party acted as servicer, that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, where the related asset-backed securities were outstanding during the Reporting Period (the “Platform”), as listed in Appendix B hereto;

2.
The Asserting Party has engaged one vendor (the “Vendor”), who is not considered a “servicer” as defined in Item 1101(j) of Regulation AB, to perform specific, limited or scripted activities, and the Asserting Party elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendor’s activities as set forth in Appendix A hereto.  The Asserting Party has policies and procedures in place designed to provide reasonable assurance that the Vendor’s activities comply in all material respects with the servicing criteria applicable to such Vendor;

3.
Except as set forth in paragraph 4 below, the Asserting Party used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance by the Asserting Party with the Applicable Servicing Criteria as of June 30, 2013 and for the Reporting Period with respect to the Platform taken as a whole;

4.
The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to the Asserting Party based on the activities it performs with respect to the Platform;

5.
Except as identified in Appendix C hereto the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of June 30, 2013 and for the Reporting Period with respect to the Platform taken as a whole;

6.
The Asserting Party has not identified and is not aware of any material instance of noncompliance by the Vendor with the Applicable Servicing Criteria as of June 30, 2013 and for the Reporting Period with respect to the Platform taken as a whole;

7.
The Asserting Party has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendor with the Applicable Servicing Criteria as of June 30, 2013 and for the Reporting Period with respect to the Platform taken as a whole; and

8.
PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on the Asserting Party’s assessment of compliance with the Applicable Servicing Criteria as of June 30, 2013 and for the Reporting Period.

September 27, 2013

FIA Card Services, National Association

By: /s/ Michelle D. Dumont
     Michelle D. Dumont
     Senior Vice President

APPENDIX A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party is the Responsible Party
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.			X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X1&2	X1
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.			X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party is the Responsible Party
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
X2
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X2
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.		X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.		X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party is the Responsible Party
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

1 FIA Card Services, National Association is responsible for the processing of collections received with respect to the credit card receivables held by BA Master Credit Card Trust II.

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FIA has engaged one vendor – FiServ Solutions Inc. – that performed specific and limited payment processing activities addressed by criterion 1122(d)(2)(i) during the twelve-month period ended June 30, 2013.

2 FIA Card Services, National Association currently utilizes two payment prioritization methodologies when servicing credit card accounts -- the cardholder cycle payment methodology (utilized for customer calculations such as balance subject to finance charge, finance charges billed, and statement balance reporting functions) and the daily trust payment methodology (utilized for reporting on the assets in the BA Master Credit Card Trust II portfolio).  The two methodologies agree on the total outstanding balance for each credit card account, but they vary with respect to the component principal receivable and finance charge receivable balances, primarily due to differences in the payment priorities applied to collections under each of the two methodologies.  Please refer to “Variances in Trust Reporting Compared with Cardholder Reporting” in the endnotes to Exhibit 99.1 in the registrant’s distribution report on Form 10-D, filed with the SEC on September 16, 2013, for a description of the two payment prioritization methodologies utilized by FIA and their differences.

FIA does not consider differences in the payment priorities applied to collections under each of the two methodologies, or the resulting variance in the component principal receivable and finance charge receivable balances, to give rise to instances of non-compliance with respect to --

●
criterion 1122(d)(2)(i), so long as those collections are applied correctly under the daily trust payment methodology and are otherwise deposited into the appropriate custodial bank accounts and related bank clearing accounts within the timeframes specified in the transaction agreements;

●
criterion 1122(d)(3)(i)(B), so long as those collections are applied correctly under the daily trust payment methodology and information provided in reports to investors is otherwise calculated in accordance with the terms specified in the transaction agreements; and

●
criterion 1122(d)(3)(ii), so long as those collections are applied correctly under the daily trust payment methodology and amounts due to investors are otherwise allocated and remitted in accordance with timeframes, distribution priorities and other terms set forth in the transaction agreements.

Appendix B
BA Credit Card Trust
BAseries Class C(2002-6)
BAseries Class C(2002-7)
BAseries Class A(2003-10)
BAseries Class C(2003-7)
BAseries Class A(2004-3)
BAseries Class B(2004-1) BAseries Class C(2004-2)
BAseries Class A(2005-10)
BAseries Class C(2006-1)
BAseries Class B(2006-1)
BAseries Class A(2006-2)

BAseries Class A(2006-5)
BAseries Class A(2006-7)
BAseries Class A(2006-8) BAseries Class C (2006-5) BAseries Class A (2006-11)
BAseries Class A(2006-13)
BAseries Class A(2006-14)
BAseries Class A(2007-1)
BAseries Class B(2007-2)
BAseries Class A(2007-3)

BA Credit Card Trust
BAseries Class A(2007-4)
BAseries Class B(2007-3) BAseries Class A(2007-6)

BAseries Class A(2007-10)

BAseries Class A(2007-11)

BAseries Class A(2007-14)

BAseries Class  A(2007-15)

BAseries Class B(2008-1)

BAseries Class A(2008-2)

BAseries Class A(2008-4)

BAseries Class A(2008-6)

BAseries Class A (2008-7)

BAseries Class A (2008-8)

BAseries Class A (2008-10)

BAseries Class C (2008-5)

BAseries Class A (2010-1)

Appendix C

Material Instance of Non-Compliance

1122(d)(4)(v): The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.

FIA currently utilizes two payment prioritization methodologies when servicing credit card accounts.  The cardholder cycle payment methodology is utilized for customer calculations such as balance subject to finance charge, finance charges billed, and statement balance reporting functions.  The daily trust payment methodology is utilized for reporting on the assets in the BA Master Credit Card Trust II portfolio.  FIA believes that these two methodologies have been utilized since approximately 1996.  Our previously issued Certification Regarding Compliance with Applicable Servicing Criteria did not address this as a material instance of non-compliance.

The two current methodologies agree on the total outstanding balance for each credit card account, but they vary with respect to the component principal receivable and finance charge receivable balances.  This variance is primarily due to differences in the payment priorities applied to collections under each of the two methodologies.  Please refer to “Variances in Trust Reporting Compared with Cardholder Reporting” in the endnotes to Exhibit 99.1 in the registrant’s distribution report on Form 10-D, filed with the SEC on September 16, 2013, for a description of the two payment prioritization methodologies utilized by FIA, their differences, and the resulting variance as of the end of the August 2013 Monthly Period.

FIA has begun to implement a systems initiative that will consolidate these methodologies into a single payment prioritization methodology.  Upon completion of this initiative, currently expected in mid-2014, this consolidated methodology will prioritize payments to balances similar to the cardholder methodology but will do so on a daily basis similar to the trust methodology.